Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183554 and 333-198492) and Form S-8 (No. 333-172371) of Demand Media, Inc. of our report dated March 16, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 16, 2015